ARTICLES OF MERGER
between
WESTERN ASSET EMERGING MARKETS DEBT FUND INC.
(a Maryland corporation)
and
WESTERN ASSET WORLDWIDE INCOME FUND INC.
(a Maryland corporation)
      Western Asset Emerging Markets Debt Fund Inc., a corporation duly organized and existing under the laws of the State of Maryland ("ESD"), and Western Asset Worldwide Income Fund Inc., a corporation duly organized and existing under the laws of the State of Maryland ("SBW"), do hereby certify that:
      FIRST:  ESD and SBW agree to merge.
      SECOND: The name and place of incorporation of each party to these Articles of Merger are Western Asset Emerging Markets Debt Fund Inc., a Maryland corporation, and Western Asset Worldwide Income Fund Inc., a Maryland corporation. ESD shall survive the merger as the successor corporation and shall continue under the name "Western
Asset Emerging Markets Debt Fund Inc." as a corporation incorporated under the laws of the State of Maryland.
      THIRD: ESD has its principal office in the State of Maryland in Baltimore City. SBW has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.
      FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:
            (a) The Board of Directors of ESD at a meeting held on February 11, 2016 and February 12, 2016 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of ESD. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by ESD as required by law. The proposed merger was approved at a special meeting of stockholders held December 12, 2016 by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, voting together.
            (b) The Board of Directors of SBW at a meeting held on February 11, 2016 and February 12, 2016 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of SBW. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by SBW as required by law. The proposed merger was approved at a special meeting of stockholders held December 12, 2016 by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, voting together.
      FIFTH: No amendment to the charter of ESD is to be effected as a part of the merger.
      SIXTH: The total number of shares of capital stock of all classes which ESD or SBW, respectively, has authority to issue, the number of shares of each class which ESD or SBW, respectively, has authority to issue, and the par value of the shares of each class which ESD or SBW, respectively, has authority to issue are as follows:
            (a) The total number of shares of stock of all classes which ESD has authority to issue is 100,000,000 shares, all of which are designated as Common Stock, $0.001 par value per share ("ESD Common Stock"). The aggregate par value of all the shares of stock of all classes of ESD is $100,000.
            (b) The total number of shares of stock of all classes which SBW has authority to issue is 100,000,000, all of which are designated as Common Stock, $0.001 par value per share ("SBW Common Stock"). The aggregate par value of all the shares of stock of all classes of SBW is $100,000.
      SEVENTH: The charter of ESD is not amended pursuant to the merger to reclassify or change the terms of any class or series of authorized or outstanding capital stock of ESD.
      EIGHTH: The manner and basis of converting or exchanging issued stock of SBW into different stock of ESD or other consideration, and the treatment of any issued stock of the SBW not to be converted or exchanged are as follows:
            (a)  Each issued and outstanding share of
capital stock of ESD on the effective time of the merger shall continue, without change as to class, series or otherwise, to be an issued and outstanding share of capital stock of ESD.
            (b)  Each issued and outstanding share of SBW
Common Stock on the effective time of the merger shall be converted into, and become, an equivalent dollar amount
(to the nearest $0.0001) of full shares of ESD Common
Stock, based on the net asset value per share of SBW Common
Stock and ESD Common Stock calculated at the close of business of the customary New York Stock Exchange trading session (normally 4:00 p.m. Eastern Time), or any earlier closing time that day, on the closing date of the merger
(the "Common Stock Consideration"). In lieu of issuance of fractional shares of ESD Common Stock, cash will be paid in an amount equal to the value of the fractional shares of ESD Common Stock each former holder of SBW Common Stock would otherwise have received in the merger (the "Common
Cash Consideration" and, together with the Common Stock
Consideration, the "Common Merger Consideration").
            (c) As soon as practicable following the effective date of the merger, each holder of issued and outstanding shares of SBW Common Stock shall be entitled to surrender to ESD the certificates or book-entry shares representing the shares of SBW Common Stock held by such holder immediately prior to the effective time of the merger, and, upon such surrender, shall be entitled to receive the Common Merger Consideration, without interest.
      NINTH: The merger shall become effective at 54:3000 p.m. on December __,16, 2016.




IN WITNESS WHEREOF, each of Western Asset Emerging Markets Debt
Fund Inc. and Western Asset Worldwide Income Fund Inc. has caused these presents to be signed in its name and on its behalf by its
President, Chairman and Chief Executive Officer and witnessed by its
Assistant Secretary on December __,16, 2016.
WITNESS/ATTEST:	WESTERN ASSET EMERGING MARKETS
	 DEBT FUND INC.
(a Maryland corporation)
 By:		By:
       George P. Hoyt,                                                Jane
E. Trust,
      Assistant Secretary                                           President,
Chairman and

Chief Executive Officer
WITNESS/ATTEST:	WESTERN ASSET WORLDWIDE
	INCOME FUND INC.
(a Maryland corporation)
 By:		By:
       George P. Hoyt,                                                Jane
E. Trust,
      Assistant Secretary                                           President,
Chairman and

Chief Executive Officer



THE UNDERSIGNED, President, Chairman and Chief Executive
Officer of Western Asset Emerging Markets Debt Fund Inc., who executed on behalf of said corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

    Jane E. Trust,
    President, Chairman and Chief
Executive Officer
        THE UNDERSIGNED, President, Chairman and Chief Executive Officer of Western Asset Worldwide Income Fund Inc., who executed on behalf of said corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

    Jane E. Trust,
    President, Chairman and Chief
Executive Officer






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PowerDocs://NEW YORK/1257957/1
Description
NEW
YORK-#1257957-v1-SBW-ESD_--_Articles_of_Merger
Document 2 ID
PowerDocs://NEW YORK/1257957/2
Description
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YORK-#1257957-v2-SBW-ESD_--_Articles_of_Merger
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